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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)

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                                                     THREE MONTHS ENDED
                                                          MARCH 31                          YEAR ENDED DECEMBER 31
                                                   -----------------------   ----------------------------------------------------
                                                    PRO                       PRO
                                                   FORMA      HISTORICAL     FORMA                    HISTORICAL
                                                   ------   --------------   ------   -------------------------------------------
                                                    1998     1998    1997     1997     1997     1996     1995     1994      1993
                                                   ------   ------   -----   ------   ------   ------   ------   -------   ------
Income before provision for income taxes
  and minority interest per statement of
  consolidated operations..................        15,867   12,233   5,981   49,099   42,297   17,061    5,113   (21,110)   7,599
Adjusted for:
  Unconsolidated Subsidiaries..............           147      147    (963)  (1,411)  (1,411)    (636)     (65)   (3,409)  (6,000)
  Lease payment for San Angelo
    manufacturing and storage facility not
    included in income.....................          (537)    (537)   (537)  (2,148)  (2,148)  (2,148)  (2,148)   (2,148)  (2,148)
  Provision for leasehold impairment of the
    lease for San Angelo manufacturing and
    storage facility.......................             0        0       0        0        0        0        0    23,551        0
Add
  Portion of rents representative of the
    interest factor (including San Angelo
    manufacturing and storage facility)....           690      671     555    2,805    2,738    2,354    2,343     2,240    1,846
  Interest on indebtedness.................         3,511    1,614     743   15,399    3,848    2,691    1,748       263      508
  Amortization of debt expense and
    premium................................           416      149      42    1,035      440      102       63        11        0
                                                   ------   ------   -----   ------   ------   ------   ------   -------   ------
      Income as adjusted...................        20,094   14,277   5,821   64,779   45,764   19,424    7,054      (602)   1,805
                                                   ------   ------   -----   ------   ------   ------   ------   -------   ------
Fixed Charges
  Interest on indebtedness
      PESCO (including consolidated
        subsidiaries)......................         3,511    1,614     743   15,399    3,848    2,691    1,748       242      508
      Unconsolidated Subsidiaries..........             0        0       0        0        0        0        0        21        0
                                                   ------   ------   -----   ------   ------   ------   ------   -------   ------
                                             (A)    3,511    1,614     743   15,399    3,848    2,691    1,748       263      508
                                                   ------   ------   -----   ------   ------   ------   ------   -------   ------
  Amortization of debt expense and
    premium................................  (B)      416      149      42    1,035      440      102       63        11        0
  Capitalized interest (including
    unconsolidated subsidiary).............  (C)       61       61       0       44       44        0      114       163        0
Rents
      PESCO (including consolidated
        subsidiaries and San Angelo
        manufacturing facility)............         2,071    2,014   1,666    8,415    8,215    7,063    7,030     6,720    5,537
                                                   ------   ------   -----   ------   ------   ------   ------   -------   ------
      Portion of rents representative of
        interest factor....................  (D)      690      671     555    2,805    2,738    2,354    2,343     2,240    1,846
                                                   ------   ------   -----   ------   ------   ------   ------   -------   ------
  Fixed Charges (A+B+C+D)..................         4,678    2,495   1,340   19,283    7,070    5,147    4,268     2,677    2,354
                                                   ------   ------   -----   ------   ------   ------   ------   -------   ------
  Ratio of Earnings to Fixed Charges.......          4.30     5.72    4.34     3.36     6.47     3.77     1.65     (0.22)    0.77
                                                   ======   ======   =====   ======   ======   ======   ======   =======   ======
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